Exhibit 32.2

PRINCIPAL FINANCIAL OFFICER CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the annual report of Eagle Bulk Shipping Inc. (the "Company") on Form 10-K/A (Amendment No. 2) for the year ending December 31, 2015, as filed with the Securities and Exchange Commission (the "SEC") on or about the date hereof (the "Report"), I, Frank De Costanzo, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: December 30, 2016

/s/ Frank De Costanzo

Frank De Costanzo

Chief Financial Officer

(principal financial officer of the registrant)